                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               RCN Corporation
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------


     (5) Total fee paid:

        ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        ----------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------


     (3) Filing Party:

        ----------------------------------------------------------------------


     (4) Date Filed:

        ----------------------------------------------------------------------

                       [LETTERHEAD OF RCN APPEARS HERE]

April 24, 1998

Dear Shareholder:

The telecommunications landscape has been changing rapidly and your Company, RCN, is at the forefront of those changes. The Telecommunications Act coupled with the growth of the Internet has allowed RCN to assume a leadership position in delivering facilities-based residential phone, cable and Internet services in the Northeast.

A WINNING COMBINATION OF TECHNOLOGY AND CUSTOMER FOCUS

Our network strategy is built around the Internet and the current and future needs of our customers. No other residential provider can match our full-service offering or the speed and reliability of our fiber-rich network. RCN brings fiber closer to the home than any other telecom provider in the industry which means that we can provide the clearest, most reliable telephone and data connections, as well as more cable television channels to our customers.

We are currently delivering our fiber-based services in Boston and its surrounding suburbs; New York City; and Lehigh Valley, Pennsylvania. In addition, we have announced our entry into the Washington DC market in conjunction with a subsidiary of Potomoc Electric Power Company (PEPCO) and look forward to the same positive reception there that we have received in our other markets.

RCN'S BRIGHT FUTURE

We are optimistic about the future of RCN because our business plan is grounded by three important factors--a network with virtually unlimited capacity, a densely populated market and a solid management team. In addition, our optimism is built on a solid foundation of results. In the six months since RCN became a separate publicly traded company, we have:

  . acquired two major Internet providers in the Northeast--Erol's Internet and UltraNet Communications;

  . added over 800 skilled employees to the RCN team;

  . grown our customer base by over 150% through expansion of our operations;
    and

  . raised $1 billion in bonds to fund our growth.

ENHANCING SHAREHOLDER VALUE

Our efforts to create value for our shareholders have been recognized by Wall Street. Several leading brokerage firms initiated coverage of our Company, raising our visibility in the financial markets. This visibility, combined with our marketing and advertising efforts, has also given us an advantage in acquiring new customers.

In order to improve the liquidity and marketability of RCN's shares, RCN announced a two-for-one stock split which was effected as a 100% stock dividend on April 3, 1998. All shareholders of record as of March 20, 1998 received one additional share of RCN Common Stock for each share held.

As a result of the stock dividend, the number of authorized shares has been significantly reduced. In order to bring the level of authorized shares up to the level that existed prior to the stock dividend, the Board of Directors has adopted a resolution unanimously approving and recommending to the Company's shareholders, approval to increase the number of authorized shares outstanding.

The Board believes the increase in the number of authorized shares is in the best interest of the Company and believes it advisable to have them available for possible issuances in connection with such activities as public or private offerings of shares for cash, dividends payable in Company stock, acquisitions of other companies or properties, or implementation of employee incentive plans.

Our annual meeting of shareholders will be held on May 19 at the Nassau Inn in Princeton, New Jersey at 11 am. We appreciate the support you have given us and look forward to updating you on our progress as we continue to build our advanced fiber-optic network throughout the Northeast.

                                             Sincerely yours,

                                             /s/ David C. McCourt

                   [LOGO OF RCN CORPORATION APPEARS HERE]

                              105 CARNEGIE CENTER
                          PRINCETON, NEW JERSEY 08540
                                (609) 734-3700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 19, 1998

  The Annual Meeting of Stockholders of RCN Corporation ("RCN" or the "Company") will be held at the Nassau Inn at Palmer Square, 10 Palmer Square, Princeton, New Jersey on Tuesday, May 19, 1998, at 11:00 A.M., local time. The meeting will be held for the following purposes:

  1. To elect five (5) Directors to Class I to serve for a term of three (3) years;

  2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and Class B Non-voting Common Stock;

  3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending December 31, 1998; and

  4. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on April 21, 1998, will be entitled to vote at the meeting either in person or by proxy. Each of these stockholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.

                                          /s/ Bruce C. Godfrey
                                          -------------------------------
                                          Bruce C. Godfrey,
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Corporate Secretary

Dated: April 24, 1998

                                RCN CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

      ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 19, 1998

  This Proxy Statement is being mailed to stockholders on or about April 24, 1998, in connection with the solicitation of proxies by the Board of Directors of RCN Corporation ("RCN" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 19, 1998, at 11:00 A.M., local time, at the Nassau Inn at Palmer Square, 10 Palmer Square, Princeton, New Jersey 08542, and at any adjournment or postponement thereof.

  At the Annual Meeting, stockholders of RCN eligible to vote will consider and vote upon proposals (i) to elect five (5) Class I Directors to serve for a term of three (3) years; (ii) to consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $1.00 per share ("Common Stock") and Class B Non-voting Common Stock, par value $1.00 per share ("Class B Non-voting Common Stock"); (iii) to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of RCN for the fiscal year ending December 31, 1998; and (iv) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by RCN.

                               ----------------

              The date of this Proxy Statement is April 24, 1998.

                              THE ANNUAL MEETING

PLACE, DATE AND TIME

  The Annual Meeting will be held at the Nassau Inn at Palmer Square, 10 Palmer Square, Princeton, New Jersey 08542, on Tuesday, May 19, 1998, at 11:00 A.M., local time.

PURPOSE OF THE ANNUAL MEETING

  Stockholders of RCN will consider and vote upon proposals (i) to elect five
(5) Class I Directors to serve for a term of three (3) years; (ii) to amend the Certificate of Incorporation to (a) increase the authorized number of shares of Common Stock from 100,000,000 to 200,000,000 and, (b) to increase the authorized number of shares of Class B Non-voting Common Stock from 200,000,000 to 400,000,000; (iii) to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of RCN for the fiscal year ending December 31, 1998; and (iv) to act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE, QUORUM, REQUIRED VOTE

  The close of business on April 21, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. On April 21, 1998, there were 57,845,675 outstanding shares of Common Stock and no other equity securities of RCN. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Stockholders will be entitled to one vote per share of Common Stock on all matters to be submitted to a vote at the Annual Meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors.

  In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not treated as votes cast, and thus will not be the equivalent of votes against the election of a nominee. The approval of Proposal 2 (regarding the amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock and Class B Non-voting Common Stock) requires the affirmative vote of a majority of the votes entitled to be cast by all holders of Common Stock. Abstentions and broker non-votes are considered in determining the number of votes required to pass Proposal 2 and thus will have the same legal effect as votes against Proposal 2. The approval of Proposal 3 (regarding the ratification of the appointment of independent auditors) requires the affirmative vote of a majority of the votes cast by the holders of RCN Common Stock. Abstentions and broker non-votes, because they are not treated as votes cast, will not be the equivalent of votes against Proposal 3.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class I Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: Stuart E. Graham, Michael J. Mahoney, Thomas J. May, Thomas P. O'Neill, III and Dennis J. Spina. These five (5) nominees, if elected at the 1998 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Stockholders to be held in 2001.

  It is not anticipated that any of these nominees will become unavailable for any reason, but, if that should occur before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in his place or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

  The Board of Directors recommends that the stockholders vote FOR the election of these five (5) nominees as Class I Directors to serve for a term of three (3) years.

                             DIRECTOR INFORMATION

  Information as of April 1, 1998, concerning the nominees for election as Class I Directors and for the other current Directors is set forth below.

                                                                       DIRECTOR
 NAME OF DIRECTOR AGE                                                   SINCE
 ---------------- ---                                                  --------
 James Q. Crowe    48 President and Chief Executive Officer of Level     1997
                      3 Communications, Inc. ("Level 3"), formerly
                      known as Peter Kiewit Sons' Inc. ("PKS"),
                      since August 1997 and a Director since June
                      1993; President and Chief Executive Officer of
                      MFS Communications Company, Inc.
                      ("MFS/WorldCom") from June 1993 to June 1997
                      and Chairman of MFS/WorldCom from 1992 to
                      1996. Mr. Crowe has been a Director of
                      Commonwealth Telephone Enterprises, Inc.
                      ("CTE") since 1993, Inacom Communications,
                      Inc. since 1997 and Chairman of the Board of
                      Directors of WorldCom, Inc. ("WorldCom") from
                      December 1996 to June 1997.
 Alfred Fasola     48 Chairman and Chief Executive Officer of Hot        1997
                      Sports, L.L.C. since 1995; Chief Operating
                      Officer of Purolator Courier Corp. from 1986
                      to 1987; Chief Executive Officer of Pilot
                      Freight Carriers, Inc. from 1987 to 1989;
                      Chairman and Chief Executive Officer of Circle
                      Express/Internet from 1990 to 1992 and Chief
                      Executive Officer of Herman's Sporting Goods
                      from 1992 to 1995.
 Bruce C. Godfrey  42 Executive Vice President, Chief Financial          1997
                      Officer and Corporate Secretary of the Company
                      since September 1997; Executive Vice President
                      and Chief Financial Officer of CTE since April
                      1994, Director since 1995 and Corporate
                      Secretary since September 1997; Director and
                      Corporate Secretary of Cable Michigan, Inc.
                      ("Cable Michigan") since September 1997;
                      Executive Vice President and Chief Financial
                      Officer of Mercom, Inc. ("Mercom") from April
                      1994 to October 1997; Director of Mercom since
                      May 1994 and Corporate Secretary since October
                      1997; Senior Vice President and Principal of
                      Daniels and Associates from January 1984 to
                      April 1994.

                                                                       DIRECTOR
 NAME OF DIRECTOR       AGE                                             SINCE
 ----------------       ---                                            --------
 Stuart E. Graham        52 President of Skanska USA Inc. since          1997
                            1994; Chief Executive Officer of several
                            Skanska USA Inc. subsidiaries, including
                            Sordoni Skanska, Slattery Skanska and
                            Skanska E&C; and Director of CTE since
                            1990.
 Richard R. Jaros        46 President of Kiewit Diversifed Group         1997
                            Inc. and Executive Vice President and
                            Chief Financial Officer of PKS from 1980
                            to 1992 and from 1994 to 1997; Chairman
                            of CalEnergy Company, Inc. ("CECI") from
                            1993 to 1994 and President from 1992 to
                            1993. Mr. Jaros is a Director of CTE,
                            WorldCom, Level 3 and CECI.
 Michael J. Mahoney      47 President and Chief Operating Officer of     1997
                            the Company since September 1997;
                            Director of CTE since 1995, President
                            and Chief Operating Officer from
                            February 1994 to September 1997;
                            President and Chief Operating Officer of
                            Mercom from February 1994 to September
                            1997 and a Director since January 1994;
                            Executive Vice President of CTE's Cable
                            Television Group from June 1991 to
                            February 1994; Executive Vice President
                            of Mercom from December 1991 to February
                            1994.
 Thomas J. May           50 Chairman, President and Chief Executive      1997
                            Officer of Boston Edison Company since
                            1994, President and Chief Operating
                            Officer from 1993 to 1994 and Executive
                            Vice President from 1990 to 1993.
 David C. McCourt        41 Chairman and Chief Executive Officer of      1997
                            the Company since September 1997;
                            Chairman, Director and Chief Executive
                            Officer of CTE since October 1993;
                            Chairman, Director and Chief Executive
                            Officer of Cable Michigan since
                            September 1997; President and Director
                            of Level 3 Telecom Holdings, Inc.
                            ("LTH"); Chairman, Director and Chief
                            Executive Officer of Mercom since
                            October 1993; Director of MFS/WorldCom
                            from July 1990 to December 1996;
                            President and Director of Metropolitan
                            Fiber Systems/McCourt, Inc., a
                            subsidiary of MFS Telecom, Inc., since
                            1988; Director of Cable Satellite Public
                            Affairs Network ("C-SPAN") since June
                            1995; Director of WorldCom from December
                            1996 to March 1998; and Director of
                            Level 3 since January 1998.
 Thomas P. O'Neill, III  53 Chairman and founder of                      1997
                            McDermott/O'Neill & Associates since
                            1991 and founder of Bay State Investors,
                            Inc. in 1983.
 Eugene Roth             62 Senior Partner at Rosenn, Jenkins and        1997
                            Greenwald L.L.P. since 1964; Director of
                            the Pennsylvania Regional Board of
                            Directors of First Union National Bank;
                            and Director of CTE since October 1993.
 Walter Scott, Jr.       66 Chairman of Level 3 since 1979 and           1997
                            Director since April 1964; Chairman and
                            Chief Executive Officer of PKS for over
                            nineteen years; Director of CTE,
                            Berkshire Hathaway, Inc., Burlington
                            Resources, Inc., CECI, ConAgra, Inc.,
                            U.S. Bancorp and Valmont Industries,
                            Inc. Mr. Scott served as a Director of
                            WorldCom from December 1996 to July
                            1997.

                                                                       DIRECTOR
 NAME OF DIRECTOR  AGE                                                  SINCE
 ----------------  ---                                                 --------
 Dennis J. Spina    53 Vice-Chairman and President of Internet           1998
                       Services of the Company since February 1998;
                       Chief Executive Officer of Erols Internet,
                       Inc. from August 1996 to February 1998;
                       independent consultant in the service and
                       distribution industry from January 1996 to
                       July 1996; President and Chief Executive
                       Officer of International Service Systems from
                       November 1994 to December 1995; and President
                       and Chief Executive Officer of Suburban
                       Propane, Inc., a division of Hanson P.L.C.
                       from August 1990 to October 1994.
 Michael B. Yanney  64 Chairman and Chief Executive Officer of           1997
                       America First Companies, L.L.C. since 1984;
                       Director of Burlington Northern Santa Fe
                       Corporation, Lozier Corporation, Forest Oil
                       Corporation, Freedom Communications, Inc.,
                       MidAmerica Apartment Communities, PKS
                       Information Services, Inc. and Level 3. Mr.
                       Yanney served as Director of WorldCom from
                       December 1996 to July 1997 and CTE from
                       August 1996 to September 1997.

--------
  The Board of Directors is divided into three classes. Stuart E. Graham, Michael J. Mahoney, Thomas J. May, Thomas P. O'Neill, III and Dennis J. Spina are members of Class I whose terms will expire at the Annual Meeting. Alfred Fasola, Bruce C. Godfrey, Richard R. Jaros and Michael B. Yanney are members of Class II with terms expiring in 1999. James Q. Crowe, David C. McCourt, Eugene Roth and Walter Scott, Jr. are members of Class III with terms expiring in 2000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Set forth in the table below is information as of April 1, 1998 with respect to the number of shares of Common Stock beneficially owned by (i) each person or entity known by the Company to own more than five percent of the outstanding RCN Common Stock; (ii) each director of the Company; (iii) each of the Named Executive Officers of the Company; and (iv) all directors and executive officers of the Company as a group. To the Company's knowledge, unless otherwise indicated, each person or entity has sole voting and investment power with respect to the shares set forth opposite the person's or entity's name. On March 9, 1998, RCN declared a one for one stock dividend (the "Stock Dividend"). The record date for the Stock Dividend was March 20, 1998. Shareholders of record at the market close on that date received an additional share of Common Stock for each share held. The distribution date for the Stock Dividend was April 3, 1998. All share and per share data, stock option data, and market prices (including historical trading prices) of Common Stock have been restated to reflect this Stock Dividend.

                                                              COMMON STOCK
                                                        ------------------------
                                                         NUMBER OF
                                                           SHARES    PERCENT OF
                                                        BENEFICIALLY OUTSTANDING
NAME OF BENEFICIAL OWNER                                  OWNED(1)    SHARES(%)
------------------------                                ------------ -----------
Directors and Named Executive Officers
Michael A. Adams(2)....................................      23,578        *
James Q. Crowe.........................................       1,464        *
Alfred Fasola..........................................         798        *
Bruce C. Godfrey(2)....................................      54,832        *
Stuart E. Graham.......................................      10,806        *
Mark Haverkate(2)......................................      66,708        *
Richard R. Jaros.......................................       6,638        *
Michael J. Mahoney(2)..................................      63,180        *
Thomas J. May..........................................       2,798        *
David C. McCourt(2)(3).................................     186,204        *
Thomas P. O'Neill, III.................................       2,798        *
Eugene Roth............................................      14,240        *
Walter Scott, Jr.......................................       1,464        *
Dennis J. Spina........................................          --       --
Michael B. Yanney......................................       5,520        *
All Directors and Executive Officers as a Group
 (20 persons)(2)(3)....................................     445,835        *
Level 3 Telecom Holdings, Inc.(4)......................  26,640,970       46

--------
*Less than 1% of outstanding shares.

(1) Includes shares of Common Stock acquired with respect to Matching Shares but excludes RCN Share Units (defined below).

(2) Under the RCN Executive Stock Purchase Plan ("ESPP"), participating executive officers who forgo current compensation are credited with "Share Units," the value of which is based on the value of a share of Common Stock. ESPP participants who elect to receive Share Units in lieu of current compensation are also credited with restricted "Matching Shares," which vest over a period of three (3) years from the grant date, subject to continued employment. Matching Shares, unless forfeited, have voting and dividend rights. In connection with the September 1997 restructuring, C-TEC Corporation ("C-TEC") distributed to the holders of C-TEC Common Stock all of the outstanding shares of common stock of RCN and Cable Michigan (the "Distribution"). Share Units and Matching Shares were adjusted in an equitable manner so that participants were credited with an aggregate equivalent value of restricted shares of CTE, RCN and Cable Michigan Common Stock. The holdings indicated include Share Units and Matching Shares. The table below shows with respect to each Named Executive Officer the number of shares of Common Stock purchased outright, Share Units relating to the Common Stock acquired by each such Named Executive Officer in lieu of current compensation, and the forfeitable Matching Shares of Common Stock held by each such Named Executive Officer:

                                    SHARE UNITS                           TOTAL SHARES
                                   ACQUIRED UNDER                         PURCHASED AND
                                    THE ESPP IN                           ACQUIRED AND
                          SHARES      LIEU OF     TOTAL SHARES RESTRICTED  RESTRICTED
                         PURCHASED    CURRENT      PURCHASED    MATCHING    MATCHING
                         OUTRIGHT   COMPENSATION  AND ACQUIRED   SHARES      SHARES
                         --------- -------------- ------------ ---------- -------------
Michael A. Adams........   1,834       10,872        12,706      10,872       23,578
Bruce C. Godfrey........  14,636       20,098        34,734      20,098       54,832
David C. McCourt........  76,788       54,708       131,496      54,708      186,204
Michael J. Mahoney......  23,732       19,724        43,456      19,724       63,180
Mark Haverkate..........  46,416       10,146        56,562      10,146       66,708

  --------
(3) Includes 450 shares of Company Common Stock which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such shares.
(4) As a result of PKS separating its construction and mining management businesses ("Construction Group") from its other businesses on March 31, 1998 (the "Split-Off"), PKS no longer owns any interest in the Construction Group. In conjunction with the Split-Off, PKS changed its name to "Level 3 Communications, Inc." and the new PKS, the company formed in the Split-Off to hold the Construction Group's business, changed its name to "Peter Kiewit Sons', Inc." Level 3 holds 90% of the common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 is 3555 Farnam Street, Omaha, Nebraska 68131. The address of LTH is 100 Peter Kiewit Plaza, Omaha, Nebraska 68131.

  The information set forth above and in "Director Information" does not give effect to the ownership of Company securities by LTH. Certain executive officers or directors of the Company are directly or indirectly affiliated with LTH. For information with respect to the beneficial ownership of securities by LTH, see "Security of Ownership Certain Beneficial Owners and Management."

LEVEL 3 COMMUNICATIONS, INC.

  Set forth below is certain information regarding the beneficial ownership of equity securities of Level 3 Common Stock as of April 1, 1998, by each director, the named executive officers and by all persons, as a group, who are currently directors and executive officers of the Company.

                                                                       PERCENT
                                                        NUMBER OF        OF
NAME                                                      SHARES      SHARES(%)
----                                                    ----------    ---------
Michael A. Adams.......................................        --        --
James Q. Crowe.........................................  5,666,360       3.9
Alfred Fasola..........................................        --        --
Bruce C. Godfrey.......................................        --        --
Stuart E. Graham.......................................        --        --
Mark Haverkate.........................................        --        --
Richard R. Jaros.......................................    748,749(1)     *
Michael J. Mahoney.....................................      1,000       --
Thomas J. May..........................................        --        --
David C. McCourt.......................................     57,500        *
Thomas P. O'Neill, III.................................        --        --
Eugene Roth............................................        --        --
Walter Scott, Jr. ..................................... 17,636,397      12.0
Dennis J. Spina........................................        --        --
Michael B. Yanney......................................     50,000       --
All Directors and Executive Officers as a Group (20
 persons).............................................. 24,162,161      16.4

--------
(*) Less than 1% of the outstanding shares of the class.

(1) Includes 185,000 shares in the Jaros Family Limited Partnership.

                           COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

  The following table sets forth, for the fiscal years ending December 31, 1995, 1996 and 1997, the cash compensation, as well as certain other compensation, paid or accrued to the named executive officers. On March 9, 1998, RCN declared the Stock Dividend. The record date for the Stock Dividend was March 20, 1998. Stockholders of record at the market close on that date received an additional share of Common Stock for each share held. The distribution date for the Stock Dividend was April 3, 1998. All share and per share data, stock option data and market prices (including historical trading prices) of Common Stock have been restated to reflect this stock dividend.

                          SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION     LONG-TERM COMPENSATION
                                           ------------------- -------------------------------
                                                                 AWARDS
                                                               ----------
                                                               RESTRICTED            ALL OTHER
                                                                 STOCK    SECURITIES  COMPEN-
                                                                 AWARDS   UNDERLYING  SATION
NAME AND POSITION                     YEAR SALARY($) BONUS($)    ($)(1)   OPTIONS(#)  ($)(2)
-----------------                     ---- --------- --------- ---------- ---------- ---------
David C. McCourt....................  1997  500,000  1,400,000  380,000   1,000,000    2,703
 Chairman and Chief                   1996  491,154    700,000  238,333         --     5,478
 Executive Officer                    1995  397,885    700,000  220,000     500,000    5,612
Michael J. Mahoney..................  1997  248,654    500,000  149,731     400,000    5,871
 President and Chief                  1996  235,027    175,000   67,017         --     5,478
 Operating Officer                    1995  222,462    100,000   65,000         --     5,952
Bruce C. Godfrey....................  1997  243,077    500,000  148,615     400,000    5,763
 Executive Vice President and         1996  221,462    165,000   74,333         --     4,965
 Chief Financial Officer              1995  183,731    150,000   67,000         --     4,790
Mark Haverkate......................  1997  205,192    100,000   61,038      80,000    2,985
 Executive Vice President             1996  158,231    135,000   51,667         --     3,641
 Business Development                 1995  137,952    100,000   48,000      70,000    5,058
Michael A. Adams....................  1997  203,269    150,000   70,654     230,000   16,045
 President--Technology and            1996  138,673    155,000   36,950         --     3,853
 Network Development                  1995  122,885     46,000   34,200      40,000    3,991

--------
(1) Represents the market value on the date of grant of restricted stock awards. In connection with the Distribution, shares of restricted CTE Common Stock purchased under the CTE ESPP and share units awarded under the CTE ESPP that relate to CTE Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, RCN and Cable Michigan. As of December 31, 1997, the aggregate holdings and value of RCN restricted stock awards were as follows:

                                                                       AGGREGATE
                                                                SHARES VALUE($)
                                                                ------ ---------
   David C. McCourt............................................ 50,249  851,242
   Michael J. Mahoney.......................................... 17,586  301,155
   Bruce C. Godfrey............................................ 18,065  309,359
   Mark Haverkate..............................................  9,496  162,615
   Michael A. Adams............................................  8,960  153,442

  Vesting of restricted shares is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, restricted share units credited to participants' accounts vest in three calendar years following the date on which the share units were initially credited to the participant's account.

(2) Includes the following amounts for the last fiscal year:

    David C. McCourt: $486--Company paid life insurance; $2,217--401(k) Company match;
    Bruce C. Godfrey: $486--Company paid life insurance; $5,277--401(k) Company match;
    Michael J. Mahoney: $486--Company paid life insurance; $5,385--401(k) Company match;
    Mark Haverkate: $486--Company paid life insurance; $2,499--401(k) Company match;
    Michael A. Adams: $483--Company paid life insurance; $3,675--401(k) Company match;
    $11,887--Relocation costs.

                  RCN OPTIONS/SAR GRANTS IN FISCAL YEAR 1997

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                         NUMBER OF  % OF TOTAL                       ANNUAL RATES OF
                         SECURITIES  OPTIONS                           STOCK PRICE
                         UNDERLYING  GRANTED   EXERCISE              APPRECIATION FOR
                          OPTIONS   TO EMP. IN OR BASE                OPTION TERM(2)
                          GRANTED   FISCAL YR.  PRICE   EXPIRATION --------------------
NAME                        (#)        1997     ($/SH)   DATE(1)     5%($)     10%($)
----                     ---------- ---------- -------- ---------- --------- ----------
David C. McCourt........ 1,000,000    20.86     15.31   10/30/2007 9,627,500 24,402,500
Michael J. Mahoney......   400,000     8.34     15.31   10/30/2007 3,851,000  9,761,000
Bruce C. Godfrey........   400,000     8.34     15.31   10/30/2007 3,851,000  9,761,000
Mark Haverkate..........    20,000     0.42      8.36    2/12/2007   105,190    266,490
                            60,000     1.25     15.31   10/30/2007   577,650  1,464,150
Michael A. Adams........    30,000     0.63      8.36    2/12/2007   157,785    399,735
                           200,000     4.17     15.31   10/30/2007 1,925,500  4,880,500

--------
(1) Options vest ratably five (5) years from the date of grant and expire ten
    (10) years from the date of grant.

(2) The assumed rate of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

                     RCN FISCAL YEAR-END OPTION VALUES(1)

                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                               FISCAL YEAR END(2)             FISCAL YEAR END(2)(3)
                         ------------------------------- -------------------------------
                         EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
                         -------------- ---------------- -------------- ----------------
David C. McCourt........    500,000        1,500,000       5,116,300       6,971,950
Michael J. Mahoney......    120,000          480,000       1,207,200       1,529,800
Bruce C. Godfrey........     84,000          456,000         845,040       1,288,360
Michael A. Adams........     58,000          282,000         578,128       1,140,527
Mark Haverkate..........     58,000          142,000         574,114         893,711

--------
(1) No RCN stock options were exercised by the Named Executive Officers during the fiscal year ended December 31,1997.

(2) Denominated in shares of Common Stock.

(3) The fair market value of Common Stock at December 31, 1997 was $17.125 per share.

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee, (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 1997 fiscal year.

COMPENSATION PHILOSOPHY

  Prior to September 30, 1997, the Company was a wholly-owned subsidiary of C-TEC. On September 30, 1997, in the Distribution, C-TEC distributed 100 percent of the outstanding shares of Common Stock of the Company and Cable Michigan, another wholly-owned subsidiary of C-TEC, to the shareholders of C-TEC. In connection with, and at the time of, the Distribution, the principal executive officers of C-TEC became the principal executive officers of the Company. In connection with the Distribution, the Company adopted executive compensation policies, criteria and plans substantially comparable to those of C-TEC.

  The philosophy of the Company's compensation program, which is consistent with the philosophy of C-TEC (the "Former Parent"), is, generally, to provide a performance-based executive compensation program that rewards executives whose efforts enable the Company to achieve its business objectives and enhance shareholder value. The Company's compensation plan policies and philosophies are to:

  1. Establish and implement the concept of Total Direct Compensation ("TDC"), which is intended to provide a base salary slightly below that of the Company's peer group, a short term bonus opportunity equivalent to that of the Company's peer group, and a long term opportunity bonus above that of the Company's peer group;

  2. Establish market-based levels or "bands" for the executive group and develop a TDC profile for each band. The bands for the executive group are based on those adopted by the Former Parent. An executive's placement in the bands will be based on individual performance, level and scope of responsibility, and impact on decision making;

  3. Make a greater portion of an executive's potential total compensation opportunity conditional on attainment of performance incentives, with a smaller portion derived from base salary, as an executive's level of responsibility increases;

  4. Align the interests of executives with the interests of shareholders through ownership of Company stock.

  The Compensation Committee determines base salary and makes recommendations with respect to short term incentive grants, and stock option grants as they deem appropriate and consistent with the TDC guidelines and the compensation philosophy of the Company. The base salary structure guidelines and short-term incentive objectives adopted by the Former Parent were continued in effect with respect to the Company after the Distribution.

  The Company continues to utilize stock options as long term compensation. In connection with the Distribution, all outstanding C-TEC stock options held by Company executives were, in part, converted into stock options of the Company on a basis intended to maintain the same aggregate option value for each stock option holder after the Distribution as the stock option holder had before the Distribution.

  To further align the interests of the Company's executives with that of shareholders, the Company requires that executives acquire and maintain a significant equity stake in the Company. Generally, executives of the Company are required to own, by the year 2000, Company stock with a value ranging, depending on an executive's position, from 100% to 300% of their annual base salary. To assist executives in accumulating this equity position on a pre-tax basis, the Company implemented the Executive Stock Purchase Plan pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

EXECUTIVE OFFICER COMPENSATION

  The salaries paid to executive officers by the Company during the fourth quarter of 1997, the period in which the Company became publicly traded, were consistent with the salaries received by such persons from the Former Parent. Such salaries were targeted to be slightly below that of executive officers in the Former Parent's peer group and were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year, and certain subjective criteria.

  The amount of cash bonuses paid to executive officers for 1997 pursuant to the bonus plan, as adopted by the Company was determined through a combination of factors including the attainment of certain corporate, business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, results of corporate and business unit financial performances and certain subjective criteria. Special emphasis was placed on the officers' contribution to the restructuring.

  Stock options were granted, after the Distribution, to the executive officers named in the Summary Compensation Table. The Compensation Committee believes that such stock options provide an incentive for retention of executive talent and the creation of shareholder value in the long term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and the evaluation of each executive's individual performance and contribution to the Company's performance as presented to the Compensation Committee.

CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. McCourt was paid a base salary and bonus of $500,000 and $1.4 million, respectively for services rendered in 1997. This sum includes compensation he received for serving as Chief Executive Officer of the Former Parent. Mr. McCourt's compensation for 1997 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. McCourt's short-term incentive award for 1997, which was earned under the short-term plan adopted by the Company, reflects the extraordinary corporate activity that took place in 1997, the accomplishment of certain strategic corporate objectives, and attainment of certain corporate financial and non-financial goals including the restructuring of the Former Parent into three (3) separate publicly traded enterprises, a reorganization intended to increase shareholder value.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption. Consistent with the Former Parent, the Company adopted the 1996 Bonus Plan, which is intended to serve as a qualified performance-based compensation program under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Eugene Roth, Chairman
                                          Alfred Fasola
                                          Michael B. Yanney

                                          April 8, 1998

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Eugene Roth, Esq., Chairman, Alfred Fasola, and Michael B. Yanney.

  Eugene Roth, Esq. is a senior partner at Rosenn, Jenkins and Greenwald, which serves as counsel to the Company from time to time.

                           OTHER RELATED INFORMATION

  Level 3, the Company's controlling stockholder, and/or its affiliates has a substantial stock ownership in LTH and the Company. These companies share mutual director representation on their respective boards.

  For information regarding certain potential or contemplated transactions between the Company, including its subsidiaries and other affiliates of Level 3, see "Transactions with Management and Certain Concerns."

Performance Graph

  The following performance graph compares the performance of RCN's Common Stock to the Nasdaq Stock Market Index and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 22, 1997.

                COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*
         AMONG RCN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ TELECOMMUNICATIONS INDEX


                          [LINE GRAPH APPEARS HERE]


                                  NASDAQ STOCK                 NASDAQ
  DATE    RCN CORPORATION         MARKET (U.S.)          TELECOMMUNICATIONS
  ----    ---------------         -------------          ------------------
 9/22/97       $100                   $100                      $100
  9/97          116                    106                       113
 10/97          116                    100                       116
 11/97          120                    101                       117
 12/97          126                     99                       123

        . $100 INVESTED ON 9/2297 IN STOCK OR ON
          8/31/97 IN INDEX - INCLUDING REINVESTMENT OF
          DIVIDENDS.  FISCAL YEAR ENDING DECEMBER 31.

               TRANSACTIONS WITH MANAGEMENT AND CERTAIN CONCERNS

  David C. McCourt, Chairman, Chief Executive Officer and Director of the Company, is a director of C-SPAN. In 1997, the Company paid $236,563 to C-SPAN for programming services.

  David C. McCourt served as a director of MFS/WorldCom from December 1996 to March 1998. In 1997, the Company paid $2,959,306 to MFS/WorldCom for telephone usage, circuit charges and network access charges. The Company earned $519,485 in revenue from MFS/WorldCom, primarily for engineering and construction management services.

  In September 1996, RCN and Boston Edison Company ("BECO"), through wholly owned subsidiaries, entered into a joint venture ("joint venture") to utilize 126 fiber miles of BECO's fiber optic network to deliver RCN's comprehensive communications package in Greater Boston. In 1997, the Company paid $91,674 to BECO for utility expenses. The joint venture, in the form of an unregulated entity with a term expiring in the year 2060, was formed pursuant to a joint venture agreement dated December 23, 1996, providing for the organization and operation of the joint venture. RCN contributed cash in the amount of $10,445,000 and assets in the amount of $13,446,000 to the joint venture in 1997.

  Each of CTE, RCN and Cable Michigan are effectively controlled by Level 3. In addition, the majority of the Company's directors and executive officers also are directors and/or executive officers of CTE and/or Cable Michigan. Set forth below is a brief description of certain aspects of the relationship among CTE, RCN and Cable Michigan.

RELATIONSHIP AMONG CTE, RCN AND CABLE MICHIGAN

  The Distribution Agreement dated September 5, 1997, among C-TEC, RCN and Cable Michigan entered into in connection with the Distribution defines certain aspects of the relationship among CTE, RCN and Cable Michigan, including the provision of services described below, and provides for the allocation of certain assets and liabilities among CTE, RCN and Cable Michigan. CTE, RCN and Cable Michigan have also entered into a Tax Sharing Agreement dated as of September 5, 1997, to define certain aspects of their relationship with respect to taxes and to provide for the allocation of tax assets and liabilities.

  RCN has agreed to provide or cause to be provided to CTE certain specified services for a transitional period after the Distribution. The transitional services to be provided include the following: (i) accounting; (ii) payroll;
(iii) management supervision; (iv) cash management; (v) human resources; (vi) insurance administration; (vii) legal; (viii) tax; (ix) internal audit; and
(x) other miscellaneous administrative services. The fee per year for these services will be 3.5% of the first $175 million of revenue of CTE and 1.75% of any additional revenue.

  RCN has also agreed to provide or cause to be provided to Cable Michigan certain specified services for a transitional period after the Distribution. The transitional services to be provided include the following: (i) customer service; (ii) marketing; (iii) accounting; (iv) payroll; (v) management supervision; (vi) cash management; (vii) human resources and benefit plan administration; (viii) insurance administration; (ix) legal; (x) tax; (xi) internal audit; (xii) programming administration; (xiii) billing; (xiv) monthly cable guides (xv) investor and public relations; (xvi) provision of third party programming; and (xvii) other miscellaneous administrative services. Subject to certain limitations, the fee for services listed in items
(ii)--(xiii), (xv) and (xvii) will be 4.0% of the revenues of Cable Michigan plus a direct allocation of certain consolidated cable administration functions. The fee for customer service listed in item (i) along with the billing service listed in item (xiii) will be a pro rata share (based on the relative number of subscribers) of the fees and expenses incurred by RCN to provide such customer billing services and fees to RCN and Cable Michigan. The third party expense incurred by RCN to obtain third party programming and monthly cable guides for Cable Michigan referred to in items (xiv) and (xvi) above, are reimbursed to RCN by Cable Michigan and no additional fee is charged with respect thereto.

  CTE has agreed to provide or cause to be provided to RCN and Cable Michigan the financial data processing applications, lockbox services, storage facilities, local area network and wide area network support services, building maintenance and other miscellaneous administrative services for a transitional period after the Distribution. The fees for such services and arrangements are an allocated portion (based on relative usage) of the cost incurred by the Company to provide such services and arrangements to all three
(3) companies.

                                 OTHER MATTERS

  Prior to September 30, 1997, the Company was operated as part of C-TEC. On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN and Cable Michigan to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution"), in accordance with the terms of a Distribution Agreement dated September 5, 1997, among C-TEC, RCN and Cable Michigan. In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. RCN consists primarily of CTE's former bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V. and Cable Michigan consists of CTE's former Michigan Cable operations, including its 62% ownership in Mercom, Inc.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  Following the restructuring, the Board of Directors of the Company held two
(2) meetings during 1997, the Audit Committee did not meet and the Compensation Committee met two (2) times.

EXECUTIVE COMMITTEE

  The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, James Q. Crowe, Michael J. Mahoney and Walter Scott, Jr.

AUDIT COMMITTEE

  The Audit Committee will review and consider the overall scope and approach of the annual audit and make recommendations from the audit performed by the independent accountants; recommend the appointment of the independent accountants; consider significant accounting methods adopted or proposed to be adopted; and consider procedures for internal controls. The current Audit Committee consists of Alfred Fasola, Chairman, Stuart E. Graham, Thomas J. May and Thomas P. O'Neill, III.

COMPENSATION COMMITTEE

  The Committee made recommendations to the Board of Directors on matters related to employee compensation and plans concerning the orderly succession of officers and key management personnel. The current Compensation Committee consists of Eugene Roth, Chairman, Alfred Fasola and Michael B. Yanney.

DIRECTORS' COMPENSATION

  Directors of RCN who are employees of the Company and its subsidiaries do not receive any directors' fees. Non-employee Directors of the Company receive on January 1 an annual directors' compensation of $10,800 in Common Stock based upon the average fair market value of the RCN Common Stock during the ten (10) trading days prior to such date, plus $1,000 per Board of Directors meeting. The Committee Chairman and other committee members are paid $1,500 and $1,000, respectively, for each committee meeting attended. Pursuant to the Company's 1997 Stock Plan for non-employee directors, each non-employee director will receive an annual grant of a non-qualified option covering 4,000 shares of RCN Common Stock on the date of the meeting of stockholders based upon the fair market value of the RCN Common Stock on the date the option is granted.

                                  PROPOSAL 2

             AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
        THE AUTHORIZED COMMON STOCK AND CLASS B NON-VOTING COMMON STOCK

  The Board has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment (the "Amendment") to the Certificate of Incorporation to provide therein for an increase in the authorized number of shares of Common Stock from 100,000,000 to 200,000,000 and an increase in the authorized number of Class B Non-voting Common Stock (the "Class B Stock", and together with the Common Stock, the "Common Equity") from 200,000,000 to 400,000,000. The text of the Amendment is attached hereto as Annex A and is incorporated herein by reference.

  As of April 4, 1998, there were 57,779,168 shares of Common Stock outstanding and no shares of Class B Stock outstanding. In addition, 7,120,060 shares of Common Stock were reserved for issuance in connection with stock options granted under the Company's 1997 Equity Incentive Plan, Savings and Stock Ownership Plan, 1997 Stock Plan for Non-Employee Directors and Executive Stock Purchase Plan.

  The Board believes the increase in the authorized amount of Common Equity is in the best interests of the Company and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or properties and implementation of employee incentive plans.

  On March 9, 1998, the Board of Directors of the Company approved a two-for-one stock split of the Common Stock. The split was effected as a 100% stock dividend. All stockholders as of the close of business on March 20, 1998 received one additional share of Common Stock for each share owned. The shares being distributed in the stock dividend were issued on April 3, 1998. As a result of the stock dividend, the number of authorized but unissued shares of Common Stock has been significantly reduced. The increase in the authorized shares of Common Stock would essentially restore the ratio of authorized but unissued shares to authorized shares to the level that existed prior to the stock dividend. Because each share of Common Stock is convertible into Class B Stock, it is proposed that the number of authorized shares of Class B Stock be increased proportionately.

  The Company has entered into a Merger Agreement with Lancit Media Entertainment, Ltd. ("Lancit"), pursuant to which the Company has, subject to the conditions set forth therein, agreed to issue approximately 331,738 shares of Common Stock in connection with the acquisition of Lancit. The Company is also, on a regular basis, in discussions or negotiations regarding acquisitions that could involve the issuance of Common Stock as consideration in amounts that are not material to the Company. The Company currently has a sufficient number of authorized but unissued shares of Common Stock to satisfy the obligations it would have to issue Common Stock in connection with the Lancit transaction and any other transactions that may currently be under consideration, and consequently, such transactions or possible transactions will not be affected by the outcome of the vote on this Proposal.

  The additional shares of Common Stock and Class B Stock that would be available for issuance if this Proposal is approved could be issued for any proper corporate purpose by the Board at any time without further shareholder approval, subject to applicable law and to the rules of the National Association of Securities Dealers, Inc. (the "NASD") that apply to the Company as a result of the quotation of the Common Stock on The Nasdaq Stock Market National Market ("Nasdaq") so long as the Common Stock is so quoted. Except as described above, further authorization from the Company's shareholders will not be solicited prior to the issuance of such securities. The voting and equity ownership rights of the Company's shareholders may be diluted by such issuance. Stockholders will not have preemptive rights to subscribe for shares of Common Equity unless the Company grants such rights at the time of issue. The Company currently has no plans or proposals to issue any of the additional shares of Common Equity except as described herein.

  The Board is required to make any determination to issue shares of Common Equity based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Equity (within the limits imposed by applicable laws and the rules of the NASD as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. The issuance of new shares of Common Equity also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the Common Stock.

  The approval of this Proposal to amend the Certificate of Incorporation to increase the authorized amount of Common Equity requires the approval of a majority of the votes entitled to be cast by all of the holders of the Common Stock.

  The Board of Directors recommends a vote FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock and Class B Stock.

                                  PROPOSAL 3

                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the stockholders to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998.

  If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the stockholders' ratification of the selection of the independent auditors, the Board reserves the right to select other independent auditors at its discretion.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998, requires the affirmative vote of a majority of the votes cast by holders of Common Stock.

  The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the appointment of Coopers & Lybrand L.L.P. to serve as independent auditors of the Company for the fiscal year ending December 31, 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

FINANCIAL INFORMATION

  A copy of the Company's 1997 Annual Report to Stockholders containing the Consolidated Financial Statements of the Company, including the report thereon dated March 13, 1998, of Coopers & Lybrand L.L.P., independent accountants, accompanies this Proxy Statement.

  Upon the written request of any person who on April 21, 1998, was a record owner of Common Stock or who represents in good faith that he was on such date a beneficial owner of such Common Stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 1998 annual report on Form 10-K, including the financial statements, schedules, and exhibits, filed with the Securities and Exchange Commission. Written requests for the Annual Report should be directed to: Investor Relations Department, RCN Corporation, Inc., 105 Carnegie Center, Princeton, New Jersey 08540, Attn: Valerie Haertel, Director of Investor Relations.

SOLICITATION OF PROXIES

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, stockholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

STOCKHOLDERS' PROPOSALS

  Any stockholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 1999 Annual Meeting of Stockholders must submit such proposal in writing to the Company by December 25, 1998. Such proposals should be hand delivered or mailed, return receipt requested, to the Secretary of the Company.

                                          By order of the Board of Directors.

                                          /s/ Bruce C. Godfrey
                                          --------------------------------
                                          Bruce C. Godfrey,
                                          Executive Vice President,
                                          Chief Financial Officer, and
                                          Corporate Secretary

Dated: April 24, 1998

                                                                        ANNEX A

                          AMENDMENT TO CERTIFICATE OF
                       INCORPORATION OF RCN CORPORATION

  RCN Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby amend the Amended and Restated Certificate of Incorporation of the Corporation, which was filed on September 26, 1997.

  The undersigned hereby certifies that this Amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 242 of the GCL.

  Article 4 of the Certificate of Incorporation is hereby amended by deleting the first paragraph of Article 4 and replacing it in its entirety with the following:

  FOURTH: (a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 625,000,000, consisting of 200,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 400,000,000 shares of Class B Non-voting Common Stock, par value $1.00 per share (the "Class B Common Stock" and, together with the Common Stock, the "Common Equity") and 25,000,0000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                                RCN CORPORATION
                              105 CARNEGIE CENTER
                          PRINCETON, NEW JERSEY 08540

            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock of the undersigned in RCN CORPORATION (the "Company") entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Nassau Inn at Palmer Square, 10 Palmer Square, Princeton, New Jersey, on May 19, 1998, at 11:00 a.m., local time, and at any adjournment or postponement thereof, all as set forth in the related notice of proxy statement for the 1998 Annual Meeting.


1. To elect five        FOR all nominees listed         WITHHOLD AUTHORITY to
 (5) Directors to       below (except as marked to      vote for all nominees
 Class I to serve       the contrary) [_]               listed below [_]
 for a term of
 three (3) years;
 and

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

 Stuart E. Graham, Michael J. Mahoney, Thomas J. May, Thomas P. O'Neill,III and
                                Dennis J. Spina

2. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock and Class B Non-voting Common Stock; and

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

3. To ratify the selection of Coopers & Lybrand L.L.P., as independent auditors of the Company for the fiscal year ending December 31, 1998; and

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

4. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                   FOR [_]      AGAINST [_]      ABSTAIN [_]

            (Continued, and to be Signed and Dated, on Reverse Side)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS ON THE REVERSE SIDE.

  The undersigned acknowledges receipt of the notice and proxy statement relating to the 1998 Annual Meeting and the Company's annual report for 1997.

                                           Dated: _____________________________

                                           ____________________________________
                                                        Signature

                                           ____________________________________
                                                Signature, if held jointly

  PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.